UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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    Preliminary Proxy Statement
    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material under §240.14a-12
SERVICENOW, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Your vote counts! Servicenow, inc. 2023 annual meeting vote by may 31, 2023 8:59pm PT you invested in Servicenow, inc. and its time to vote! you have the right to vote on proposals being presented at the annual meeting. this is an important notice regarding the availaiblity of proxy material for the shareholder meeting to be held on June1, 2023. Get informed before you vote view the notice of annual shareholders meeting and proxy staement and the annual report to shareholders online or you can receive a free paper or email copy of the material(s) by requesting prior to May 18, 2023. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.proxyvote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. for compelte information to vote, visit www.proxyvote.com control # smartphone users point your camera herea nd vote without entering a control number vote virtually a thte meeting June 1, 2023 10:00 am pacitic time virtually at: www.virtualshareholdermeeting.com/NOW2023 vote bymail or phone: you can vote by mail ro phone by requesting a paper copy of the materials, which will include a proxy card. the proxy card will provide instructions on how to vote via mail or phone *please check meeting materials for any special reuqirements for meeting attendance.

Vote at www.proxyvote.com this is not a votable ballot this is an overview of the proposals being presented at the upcoming shareholder meeting. please follow the instructions on the reverse side to vote these important matters. voting items board reccomends 1. to elect the directors listed below: nominees: 1a. Susan L. Bostrom 1b. Teresa Briggs 1c. Jonathan c. Chadwick 1d. Paul E. Chamberlain 1e. Lawrence J. Jackson, Jr. 1f. Frederic B. Luddy 1g. William R. Mcdermott 1h. Jeffrey A. Miller 1i. Joseph "Larry" Quinlan 1j. Anita M. Sands 2. To approve, on an advisory basis, the compensation of our Named Executive Officers ("Say-on-Pay") 3. To ratify PricewaterhouseCoppers LLP as the indpendent registered public accounting firm for 2023. To approve the Amended and Restated 2021 Equity Incentive Plan to increase the number os ahres reserive for issuance. Note: The proxieis may vote in their discretion upon any and all other matters that may prperly come before the meeting or any adjournment or postponement thereof.